EXHIBIT 12

                       STATEMENT RE: COMPUTATION OF RATIOS
                      TOLL BROTHERS, INC. AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES
                      (Amounts in thousands, except ratios)

                                                                                                                           Three
                                                                                                                           Months
                                                                               Year Ended October 31,                      Ended
                                                           ------------------------------------------------------------  January 31,
                                                             1995         1996          1997         1998        1999       2000
                                                           --------     --------      --------     --------    --------    ------
Earnings:
Income before income taxes and extraordinary
   loss and change in accounting .......................   $ 79,739     $ 85,793      $107,646     $134,293    $162,750    $35,328
Homebuilding:
  Interest expense: ....................................     22,473       24,646        29,746       36,052      40,378      8,986
  Rent expense .........................................         93          151           193          293         425        120
  Amortization .........................................        801          705           667          610         618        158
Collateralized mortgage financing:
  Interest expense .....................................        376          300           233          184         119         23
  Amortization .........................................         29           --            --           --          --         --
                                                           --------     --------      --------     --------    --------    -------
                                                           $103,511     $111,595      $138,485     $171,432    $204,290    $44,615
                                                           ========     ========      ========     ========    ========    =======
Fixed charges:
Homebuilding:
  Interest incurred: ...................................   $ 25,780     $ 27,695      $ 35,242     $ 38,331    $ 51,396     14,193
  Rent expense .........................................         93          151           193          293         425        120
Amortization ...........................................        801          705           667          610         618        158
Collateralized mortgage financing:
  Interest incurred ....................................        376          300           233          184         119         23
  Amortization .........................................         29           --            --           --          --         --
                                                           --------     --------      --------     --------    --------    -------
                                                           $ 27,079     $ 28,851      $ 36,335     $ 39,418    $ 52,558    $14,494
                                                           ========     ========      ========     ========    ========    =======
Ratio, including collateralized mortgage financing(1)...       3.82         3.87          3.81         4.35        3.89       3.08
                                                           ========     ========      ========     ========    ========    =======

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(1)  For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary loss and change in accounting plus interest expense and fixed charges except interest incurred. Fixed charges consist of interest incurred (whether expensed or capitalized), the portion of rent expense that is representative of the interest factor, and amortization of debt discount and issuance costs.